Exhibit 99.1

Allgeier Strengthens Operations With Acquisition of Ciber Germany and Ciber Denmark

Bremen, Germany, February 3, 2017 – Allgeier SE, one of the leading IT companies for Business Performance, today announced an agreement with Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, to acquire its business in Germany and Denmark.

With this acquisition, Allgeier builds on an established presence in Germany and Denmark and reinforces its position as a leader in providing fully integrated IT solutions and IT services. The transaction is expected to close in February following receipt of regulatory approvals.

“This acquisition reflects our strong commitment to the future of SAP and the value for our customers by bringing Enterprise IT- Services and new SAP technologies together,” said Hubert Rohrer, Member of Executive Board of Allgeier SE.  “Our interests are completely aligned with Ciber as we transition, support and deliver for our customers.”

“The sale of Ciber Germany and Ciber Denmark is consistent with our announced strategy to divest non-core assets,” said Ciber President and Chief Executive Officer Michael Boustridge. "With Allgeier, we have found a terrific home for our German and Danish employees and customers.”

About Allgeier SE
Allgeier SE is one of the leading IT companies for digital transformation: with a growth strategy oriented to innovations and future trends, as well as an integrative business model, Allgeier seizes the opportunities that digitalization offers. Three operating segments, each with their individual specialist or sector-related focal points, work together for more than 3,000 customers from almost all business sectors. With more than 6,100 salaried employees and more than 1,300 freelance experts, Allgeier offers its customers an extensive one-stop-shop range of solutions and services. With a highly flexible delivery model, Allgeier covers the entire IT service spectrum from on-site through to nearshore and offshore: with a strong business pillar in India, the company secures flexibility and maximum scalability of services, as well as highly qualified high-end software development expertise. Allgeier customers include globally operating groups as well as innovative medium-size business operations that aim to secure strategic advantages through high-performance IT solutions, intelligent software and flexible personnel services. This Munich-based, fast-growing Group maintains more than 90 branches in German-speaking countries, the rest of Europe, as well as in India, Singapore, Vietnam, Mexico and the USA. Allgeier generated EUR 445 million of revenue in 2015 (continuing operations). Allgeier SE ranks first in the 2016 Lünendonk® list of "Leading German Medium-Sized IT Consultants and System Integrators". According to the Lünendonk® 2016 market segment study "The Market for Recruiting, Mediating and Managing IT

Freelancers in Germany", Allgeier Experts ranks among Germany's top three IT personnel service providers. Allgeier SE is listed on the Regulated Market of the Frankfurt Stock Exchange (WKN 508630, ISIN DE0005086300). For more information, visit: www.allgeier.com.

About Ciber, Inc.
Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

Ciber, Inc.’s Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ciber’s operations, results of operations and other matters that are based on Ciber’s current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed discussion of these risks, see the information under the "Risk Factors" heading in Ciber’s Annual Report on Form 10-K for the year ended December 31, 2015, and Ciber’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016, and other documents filed with or furnished to the Securities and Exchange Commission. Other than as required by law, Ciber undertakes no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

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Contact
Scott Kozak
Ciber, Global Communications, Investor and Industry Relations
303-967-1379
skozak@ciber.com

Allgeier SE
Corporate Communications & Investor Relations
Dr. Christopher Große
Wehrlestraße 12
81679 Munich
Tel.: +49 (0)89/998421-0
Fax: +49 (0)89/998421-11
e-mail: ir@allgeier.com
Web: www.allgeier.com